Exhibit 99.7

May 20, 2003

Board of Directors

Concord EFS, Inc.

2525 Horizon Lake Drive

Memphis, Tennessee 38133

Madame and Gentlemen:

We hereby consent to the inclusion in the Registration Statement on Form S-4 of First Data Corporation, relating to the proposed merger involving Concord EFS, Inc. and First Data Corporation, of our opinion letter appearing as Annex E to the joint proxy statement/prospectus which is a part of the Registration Statement, and to the references thereto under the captions “SUMMARY—Opinions of Concord’s Financial Advisors;” “THE PROPOSED MERGER—Background of the Merger;” “THE PROPOSED MERGER—Concord’s Reasons for the Merger;” “OPINIONS OF FINANCIAL ADVISORS—Opinions of Concord’s Financial Advisors—Opinion of William Blair & Company, L.L.C.;” and “INTERESTS OF CERTAIN PERSONS IN THE MERGER—Other Relationships.” In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations adopted by the Securities and Exchange Commission thereunder.

Very truly yours,

/s/    William Blair & Company, L.L.C.

WILLIAM BLAIR & COMPANY, L.L.C.